Exhibit 5.1

ALSTON&BIRD LLP
Bank of America Plaza
101 South Tryon Street, Suite 4000
Charlotte, NC 28280-4000

704-444-1000
Fax: 704-444-1111
www.alston.com

April 30, 2015

Rayonier Inc.
Rayonier Operating Company LLC
Rayonier TRS Holdings Inc.
The Subsidiary Guarantors listed on Schedule A
225 Water Street
Suite 1400
Jacksonville, Florida 32202

Re:	Amendment No. 1 to Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Rayonier Inc., a North Carolina corporation (the “Company”), Rayonier Operating Company LLC, a Delaware limited liability company (“ROC”) and Rayonier TRS Holdings Inc., a Delaware corporation (“TRS”) (each a “Co-Issuer” and together, the “Co-Issuers”), and the other guarantors of Debt Securities (as defined herein) listed on Schedule A hereto (the “Subsidiary Guarantors,” and together with the Company and the Co-Issuers the “Rayonier Entities”) in connection with the filing by the Company on April 30, 2015 of Amendment No. 1 to Registration Statement on Form S-3 (No. 333-203733) ("Amendment No. 1") with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being furnished to you at your request in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of the Commission’s Regulation S-K.

Amendment No. 1 relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities (the “Registered Securities”):

(i)	shares of the Company’s common stock, no par value (the “Common Shares”);

(ii)
shares of the Company’s preferred stock (including shares convertible into or exchangeable for other securities), with such preferences and other terms as determined in accordance with the Company’s Amended and Restated Articles of Incorporation and Bylaws, as amended, each as may be further amended and/or restated (the “Preferred Shares,” and together with the Common Shares, the “Shares”);

(iii)	senior debt securities of the Company (the “Company Senior Debt Securities”);

(iv)	subordinated debt securities of the Company (the “Company Subordinated Debt Securities,” and together with the Company Senior Debt Securities, the “Company Debt Securities”);

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(v)	senior debt securities of ROC (the “ROC Senior Debt Securities”);

(vi)	subordinated debt securities of ROC (the “ROC Subordinated Debt Securities,” and together with the ROC Senior Debt Securities, the “ROC Debt Securities”);

(vii)	senior debt securities of TRS (the “TRS Senior Debt Securities”);

(viii)	subordinated debt securities of TRS (the “TRS Subordinated Debt Securities,” and together with the TRS Senior Debt Securities, the “TRS Debt Securities”);

(ix)	guarantees by the Company of payments of the principal of, and any premium and interest on, one or more series of the ROC Debt Securities or the TRS Debt Securities (the “Company Guarantees”);

(x)	guarantees by ROC of payments of the principal of, and any premium and interest on, one or more series of the Company Debt Securities or the TRS Debt Securities (the “ROC Guarantees”);

(xi)	guarantees by TRS of payments of the principal of, and any premium and interest on, one or more series of the Company Debt Securities or the ROC Debt Securities (the “TRS Guarantees”);

(xii)
guarantees by any one or more of the Subsidiary Guarantors of payments of the principal of, and any premium and interest on, one or more series of the Company Debt Securities, the ROC Debt Securities or the TRS Debt Securities (the “Subsidiary Guarantor Guarantees”); and

(xiii)	warrants of the Company, ROC and TRS to purchase any of the securities described in clauses (i) - (xii) above (collectively, the “Warrants”).

The ROC Debt Securities and the TRS Debt Securities are together the “Co-Issuer Debt Securities,” and the ROC Guarantees and the TRS Guarantees are together the “Co-Issuer Guarantees.” The Company Debt Securities and the Co-Issuer Debt Securities are together the “Debt Securities,” and the Company Guarantees, the Co-Issuer Guarantees and the Subsidiary Guarantor Guarantees are together the “Guarantees.” The Registered Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus contained in Amendment No. 1, as it may be amended from time to time.

Each series of Company Debt Securities (together with any related Guarantees) is to be issued pursuant to an indenture, as amended or supplemented from time to time, relating to the Company Debt Securities between the Company and a trustee to be appointed by the Company; each series of Co-Issuer Debt Securities (together with any related Guarantees) is to be issued pursuant to an indenture, as amended or supplemented from time to time, relating to such Co-Issuer Debt Securities between the applicable Co-Issuer and a trustee to be appointed by such Co-Issuer; each Warrant is to be issued pursuant to a warrant agreement, as amended or supplemented from time to time, relating to such Warrant between the Company or a Co-Issuer, as applicable, and a warrant agent to be appointed by the Company or such Co-Issuer, as applicable; and each such indenture or warrant agreement is to be substantially in the form filed as an exhibit to Amendment No. 1 or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated into Amendment No. 1 by reference.

 In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Rayonier Entities, including, without limitation, the organizational documents of the Rayonier

Entities, resolutions adopted by the boards of directors or other governing bodies or controlling entities of the Rayonier Entities, the forms of indentures filed as Exhibits 4.6 – 4.11 to Amendment No. 1, certificates of officers and representatives (who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based) of the Rayonier Entities, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.  We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Rayonier Entities and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

We have assumed with your permission that (i) all Registered Securities will be issued and sold in the manner stated in Amendment No. 1 and the applicable prospectus supplement; (ii) at the time of any offering or sale of any Common Shares or Preferred Shares, the Company will have such number of Common Shares or Preferred Shares authorized and available for issuance; (iii) all Registered Securities issuable upon conversion, exchange or exercise of any Registered Securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise (if appropriate); and (iii) to the extent applicable, an indenture with respect to any Debt Securities and any related Guarantees offered, a warrant agreement with respect to any warrants offered and a purchase, underwriting or similar agreement with respect to any Registered Securities offered will have been duly authorized and validly executed and delivered by the Company, ROC, TRS or any Subsidiary Guarantor, as applicable, and the other parties thereto. Further, to the extent that the obligations of the Company, ROC, TRS or any Subsidiary Guarantor under any indenture or warrant agreement may depend upon such matters, we have assumed with your permission that at the time of execution thereof: (vi) the applicable trustee or warrant agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (vii) the trustee or warrant agent will have the requisite organizational and legal power and authority to perform its obligations under the indenture or warrant agreement, as applicable; (viii) the indenture or warrant agreement will have been duly authorized, executed and delivered by the Company, ROC, TRS or Subsidiary Guarantor, as applicable, and by the trustee or warrant agent, as applicable, and will constitute the valid and binding obligation of the trustee or warrant agent, as applicable, enforceable against the trustee or warrant agent, as applicable, in accordance with its terms; and (ix) the trustee or warrant agent will be in compliance, with respect to acting as a trustee or warrant agent under the indenture or warrant agreement, as applicable, with all applicable laws and regulations. Finally, we have assumed with your permission the genuineness of all signatures and the legal competence of all natural persons who execute any documents; the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or telefacsimile copies; and the proper issuance and accuracy of certificates of public officials and officers and agents of the Company, ROC, TRS and the Subsidiary Guarantors, as applicable.

We express no opinion herein with regard to any laws other than (i) the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, (ii) the North Carolina Business Corporation Act, and (iii) the laws of the State of New York as they relate to the enforceability of documents, agreements and instruments referred to herein, which in all cases are normally applicable in our experience to transactions of the type contemplated by Amendment No. 1.

This opinion letter is provided for use solely in connection with the transactions contemplated by Amendment No. 1 and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinions expressly stated in t he numbered paragraphs below. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.    Shares. When (a) appropriate corporate action has been taken by the Company to designate the preferences, limitations and relative rights of any Preferred Shares to be offered and to authorize and approve the issuance and terms of the offering of Common Shares or Preferred Shares and related matters and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, including, in the case of Preferred Shares, the due adoption and execution of an amendment to the Amended and Restated Articles of Incorporation of the Company relating to such Preferred Shares and the filing of such amendment with the Secretary of State of the State of North Carolina in accordance with the laws of the State of North Carolina, (b) the Shares have been issued (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors (which term, as used here and elsewhere in this opinion letter, includes duly authorized committees of the Board of Directors) of the Company or (ii) upon conversion or exercise of any Registered Securities, in accordance with the terms of such Registered Securities or the instrument governing such Registered Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, and (c) the Company has received the consideration approved by the Board of Directors of the Company therefor as provided in the applicable agreement (not less than the stated value of the Shares as determined by the Board of Directors of the Company), then, upon the happening of such events, such Shares will be validly issued, fully paid and non-assessable.

2.    Company Debt Securities and Company Guarantees. When (a)  appropriate corporate action has been taken by the Company to authorize the form and terms of any series of Company Debt Securities or Company Guarantees and to approve the issuance and terms of the offering of the Company Debt Securities or Company Guarantees and related matters in accordance with any applicable indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (b) any such Company Debt Securities have been duly authenticated in accordance with the applicable indenture, and such Company Debt Securities or Company Guarantees have been issued (i) in accordance with the applicable indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company or (ii) upon conversion or exercise of any Registered Securities, in accordance with the terms of such Registered Securities or the instrument governing such Registered Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, and (c) the Company has received the consideration approved by the Board of Directors for the Company Debt Securities as provided in the applicable indenture and other applicable agreements, then, upon the happening of such events, such Company Debt Securities or Company Guarantees will be validly issued and will constitute valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally and to the limitation that the enforceability thereof (including by means of specific performance) may be subject to certain equitable defenses and to the discretion of the court before which proceedings may be brought, including traditional equitable defenses such as waiver, laches and estoppel; good faith and fair dealing; reasonableness; materiality of the breach; impracticability or impossibility of performance; and the effect of obstruction or failure to perform or otherwise act in accordance with an agreement by any person other than the obligor thereunder (regardless of whether considered in a proceeding in equity or at law ) (the “Bankruptcy and Equity Exception”).

3.    Co-Issuer Debt Securities and Co-Issuer Guarantees. When (a) appropriate corporate action has been taken by a Co-Issuer to authorize the form and terms of any series of Co-Issuer Debt Securities or Co-Issuer Guarantees of such Co-Issuer and to approve the issuance and terms of the offering of such Co-

Issuer Debt Securities or such Co-Issuer Guarantees and related matters in accordance with any applicable indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon such Co-Issuer and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Co-Issuer, (b) any such Co-Issuer Debt Securities have been duly authenticated in accordance with the applicable indenture, and such Co-Issuer Debt Securities or Co-Issuer Guarantees have been issued (i) in accordance with the applicable indenture and applicable definitive purchase, underwriting or similar agreement approved by the members or Board of Directors, as applicable, of such Co-Issuer or (ii) upon conversion or exercise of any Registered Securities, in accordance with the terms of such registered securities or the instrument governing such Registered Securities providing for such conversion or exercise as approved by the members or Board of Directors, as applicable, of such Co-Issuer, and (c) such Co-Issuer has received the consideration approved by the members or Board of Directors, as applicable, of such Co-Issuer for the Co-Issuer Debt Securities as provided in the applicable indenture and other applicable agreements, then, upon the happening of such events, such Co-Issuer Debt Securities or Co-Issuer Guarantees will be validly issued and will constitute valid and binding obligations of such Co-Issuer, subject to the Bankruptcy and Equity Exception.

4.    Subsidiary Guarantor Guarantees. When (a) appropriate corporate action has been taken by a Subsidiary Guarantor to authorize the form and terms of any series of Subsidiary Guarantor Guarantees by such Subsidiary Guarantor and to approve the issuance and terms of the offering of such Subsidiary Guarantor Guarantees and related matters in accordance with any applicable indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon such Subsidiary Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Subsidiary Guarantor and (b) such Subsidiary Guarantor Guarantees have been issued (i) in accordance with the applicable indenture and the applicable definitive purchase, underwriting or similar agreement approved by the members, Board of Directors or managing general partner, as applicable, of such Subsidiary Guarantor or (ii) upon conversion or exercise of any Registered Securities, in accordance with the terms of such registered securities or the instrument governing such Registered Securities providing for such conversion or exercise as approved by the members, Board of Directors or managing general partner, as applicable, of such Subsidiary Guarantor, then, upon the happening of such events, such Subsidiary Guarantor Guarantees will be validly issued and will constitute valid and binding obligations of such Subsidiary Guarantor, subject to the Bankruptcy and Equity Exception.

5.    Warrants. When (a)  appropriate corporate action has been taken by the Company or a Co-Issuer, as applicable, to approve the issuance and terms of the offering of the Warrants, including the authorization of the warrant agreement and the underlying securities, and related matters so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company or such Co-Issuer, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or such Co-Issuer, as applicable, (b) the warrant agreement has been duly executed and delivered by the Company or such Co-Issuer, as applicable, and the warrant agent, (c) the Warrants have been issued in accordance with the warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the members or Board of Directors, as applicable, of the Company or such Co-Issuer, as applicable, and (d) the Company or such Co-Issuer, as applicable, has received the consideration approved by its members or Board of Directors, as applicable, therefor as provided in the warrant agreement and other applicable agreement, then, upon the happening of such events, such Warrants will be validly issued and will constitute valid and binding obligations of the Company or such Co-Issuer, as applicable, subject to the Bankruptcy and Equity Exception.

The opinions expressed above relating to the binding obligations and enforceability of the Debt Securities, the Guarantees and the Warrants are also subject to the following:

(i)	The possible unenforceability of provisions requiring indemnification for violations of the securities laws;

(ii)
The possible unenforceability of provisions that waivers or consents by a party may not be given effect unless in writing or in compliance with particular requirements or that a person's course of dealing, course of performance or the like or failure or delay in taking action may not constitute a waiver of related rights or provisions or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind;

(iii)	The effect of course of dealing, course of performance or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement;

(iv)	The possible unenforceability of provisions that determinations by a party or a party’s designee are conclusive or deemed conclusive in the absence of commercial reasonableness or good faith;

(v)	The possible unenforceability of provisions permitting modifications or amendments of an agreement only in writing; and

(vi)	The possible unenforceability of provisions that the provisions of an agreement are severable.

We consent to the filing of this opinion letter as an exhibit to Amendment No. 1 and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By: _/s/ GARY C. IVEY________
Gary C. Ivey, A Partner

Schedule A

Subsidiary Guarantors

Delaware Corporations

Rayonier Atlantic Timber Company
Rayonier Mississippi Timberlands Company
Rayonier Timber Company No. 1, Inc.
Rayonier TRS Louisiana Operations Inc.
Rayonier TRS Mississippi Operations Inc.
Rayonier TRS Operating Company
Rayonier Washington Timber Company

Delaware Limited Liability Companies

Belfast Commerce Centre LLC
Neoga Lakes, LLC
Rayonier Canterbury, LLC
Rayonier East Nassau Timber Properties I, LLC
Rayonier East Nassau Timber Properties II, LLC
Rayonier East Nassau Timber Properties III, LLC
Rayonier East Nassau Timber Properties IV, LLC
Rayonier East Nassau Timber Properties V, LLC
Rayonier East Nassau Timber Properties VI, LLC
Rayonier East Nassau Timber Properties VII, LLC
Rayonier Gulf Timberlands LLC
Rayonier Louisiana Timberlands LLC
Rayonier Timberland Acquisitions Four, LLC
Rayonier Timberlands Management, LLC
Rayonier TRS Forest Operations, LLC
TerraPointe LLC

Delaware Limited Partnerships

Rayonier Forest Resources, L.P.

LEGAL02/35408670v4